Exhibit 99.10


                                        aggregate pool              group: 2
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gross WAC                                        6.74%                 6.71%
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wtd avg FICO                                    682.94                686.03
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FICO < 600                                       0.00%                 0.00%
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FICO 600-650                                    18.50%                16.61%
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wtd avg CLTV                                    91.96%                92.59%
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CLTV = 80                                        6.90%                 6.59%
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CLTV > 80.01                                    83.04%                84.30%
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LTV 95.01 -100                                  10.18%                10.36%
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Full Doc (%)                                    61.61%                58.00%
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Stated Doc (%)                                  38.39%                42.00%
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purch (%)                                       59.27%                68.33%
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CO refi (%)                                     37.08%                30.01%
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Own Occ (%)                                     96.34%                98.35%
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Prepay Penalty (%)                              81.21%                83.33%
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DTI (%)                                         40.70%                40.39%
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ARM ? (%)                                       83.01%                80.67%
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2/28 (%)                                        47.82%                46.86%
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3/27 (%)                                        35.08%                33.77%
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1st Lien (%)                                   100.00%               100.00%
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Avg Loan Balance                           $254,638.14           $323,756.62
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# of Loans                                        6237                  2970
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Loan Bal < $100k                                 1.83%                 0.35%
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Mtg Rates > 12%                                  0.00%                 0.00%
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Manuf Housing (%)                                0.06%                 0.10%
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largest state                                   44.65%                57.39%
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silent 2nd (%)                                  45.66%                49.77%
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IO loans (%)                                    87.54%                88.94%
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5yr IO                                          27.61%                22.94%
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2 yr IO                                         39.10%                43.63%
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IO: FICO                                        682.56                685.77
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IO LTV                                          82.34%                82.26%
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IO DTI
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IO full doc                                     59.28%                55.10%
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IO: purch                                       64.04%                73.68%
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